SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2005

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES

EXHIBIT INDEX

EXHIBIT 3.1

EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by QuadraMed Corporation (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), on August 15, 2005, the Company announced the appointment of David L. Piazza to the position of Executive Vice President and Chief Financial Officer. In connection with his appointment, on August 29, 2005, the Company entered into an Employment Agreement with Mr. Piazza (the “Employment Agreement”).

The Employment Agreement, effective August 10, 2005, includes the following material provisions:

•	One-year initial term, automatically renewable for one-year extensions, unless either party provides advance written notice

•	Annual base salary of $210,000

•	Annual incentive compensation bonus of up to fifty percent (50%) of then-current annual rate of base salary

•	Grant of 150,000 non-qualified stock options exercisable for a period of ten years at an exercise price of $1.80 per share; one-fourth (25%) of the options vest on August 10, 2006 and the remaining three-fourths (75%) of the options vest in a series of thirty-six (36) equal monthly installments upon Mr. Piazza’s completion of each month of employment after August 10, 2006; vesting accelerates upon an Involuntary Termination or a Change in Control (as such terms are defined in the Employment Agreement).

•	In the event of an Involuntary Termination (as defined in the Employment Agreement) other than a Termination for Cause (as defined in the Employment Agreement) not in connection with a Change in Control (as defined in the Employment Agreement), severance benefits of six (6) months of the then-current annual rate of base salary and six (6) months of health benefits; in the event of an Involuntary Termination (other than a Termination for Cause) following a Change in Control, severance benefits of twelve (12) months of the then-current annual rate of base salary plus the target bonus for the year in which the Change in Control occurs and twelve (12) months of health benefits.

•	Post-employment non-solicitation, non-disparagement, and confidentiality restrictions.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to such Employment Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in response to this Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2005, the Company’s Board of Directors voted to amend Section 2.2 of the Company’s Amended and Restated Bylaws to enable the Company’s Board of Directors, acting by resolution, to set the number of directors, without further amending the Bylaws. The amendment was effective immediately. Bylaw Section 2.2 previously read as follows:

2.2 Number; Election; Tenure and Qualification. The number of Directors of the Corporation which shall constitute the whole Board shall be nine (9), subject to amendment in accordance with Article FIFTH of the Certificate of Incorporation. In accordance with Article SEVENTH of the Certificate of Incorporation, each director shall serve for a term ending on the date of the first annual meeting following such director’s election; provided, that the term of each Director shall continue until his successor is duly elected and qualified and shall be subject to his earlier death, resignation or removal. Directors need not be stockholders of the Corporation.

Bylaw Section 2.2 has been amended to read as follows:

2.2 Number; Election; Tenure and Qualification. The number of Directors of the Corporation which shall constitute the whole Board shall be determined by the affirmative vote of a majority of the total number of Directors which the Corporation would have if there were no vacancies, but in no event shall the number be less than five (5), subject to amendment in accordance with Article FIFTH of the Certificate of Incorporation. In accordance with Article SEVENTH of the Certificate of Incorporation, each director shall serve for a term ending on the date of the first annual meeting following such director’s election; provided, that the term of each Director shall continue until his successor is duly elected and qualified and shall be subject to his earlier death, resignation or removal. Directors need not be stockholders of the Corporation.

The full text of the amended Bylaws is attached hereto as Exhibit 3.1, and is incorporated herein by reference in response to this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

Exhibit 3.1	Amended and Restated Bylaws of QuadraMed Corporation

Exhibit 99.1	Employment Agreement, dated as of August 10, 2005, between David L. Piazza and QuadraMed Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2005

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 3.1	Amended and Restated Bylaws of QuadraMed Corporation

Exhibit 99.1	Employment Agreement, dated as of August 10, 2005, between David L. Piazza and QuadraMed Corporation